CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-317553) of Watson Wyatt & Company of our report dated September 8, 1999, except as to the information presented in Notes 5 and 6, for which the date is December 9, 1999, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.



/S/PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
Washington, D.C.
May 12, 2000